EXHIBIT 10.1 JOINT ISSUES AND REVERSE EARN OUT PAYMENT AGREEMENT THIS JOINT ISSUES AND REVERSE EARN OUT PAYMENT AGREEMENT (this “Agreement”) is made this 3rd day of June, 2016, by and among Federal Signal Corporation, a Delaware corporation (“Federal Signal”), FST Canada Inc., an Ontario corporation (the “Canadian Purchaser”), Joe Johnson Equipment LLC, a Delaware limited liability company (the “US Purchaser” and, together with the Canadian Purchaser, the “Purchasers”), Vactor Manufacturing Inc., an Illinois corporation (“Vactor”), Joe Johnson Equipment Inc., an Ontario corporation (“Canadian JJE”), JJE Limited Partnership, an Ontario limited partnership (the “Limited Partnership” and, together with Canadian JJE, the “Canadian Sellers”), Joe Johnson Equipment (USA) Inc., a New York corporation (“US JJE” and, collectively with the Canadian Sellers, the “Sellers”), Chen Hui, an individual resident of Ontario, and Jason Hannah, an individual resident of Manitoba (together, the “Minority Shareholders”), JM Johnson Family Trust – 2009, JP Johnson Family Trust – 2009 and JA Johnson Family Trust – 2009 (collectively with the Minority Shareholders, the “Canadian JJE Shareholders”), 2019185 Ontario Inc., an Ontario corporation (the “US JJE Shareholder”), Joe Johnson, an individual resident of Ontario (“Joe”), Jeff Johnson, an individual resident of Ontario (“Jeff”), and Jamie Johnson, an individual resident of Ontario (“Jamie” and, collectively with Joe and Jeff, the “Principals”). WHEREAS, Canadian JJE, the Canadian Purchaser, Federal Signal, the Principals and the Canadian JJE Shareholders entered into an Asset and Share Purchase Agreement, dated as of February 29, 2016, as heretofore amended (the “Canadian Purchase Agreement”); and WHEREAS, the Canadian Purchaser, Federal Signal, the Canadian Sellers, the Canadian JJE Shareholders and the Principals entered into an Assignment and Assumption Agreement, dated as of April 29, 2016 (the “Canadian Assignment Agreement”), pursuant to which Canadian JJE assigned its assets and liabilities, including certain of its rights and obligations under the Canadian Purchase Agreement, to the Limited Partnership; and WHEREAS, pursuant to the Canadian Purchase Agreement and the Canadian Assignment Agreement, the Limited Partnership will sell, and the Canadian Purchaser will purchase, substantially all of the assets of the Limited Partnership; and WHEREAS, US JJE, Vactor, Federal Signal, the Principals and the US JJE Shareholder entered into an Asset Purchase Agreement, dated as of February 29, 2016, as heretofore amended (the “US Purchase Agreement”); and WHEREAS, Vactor, Federal Signal, US Purchaser, US JJE, the US JJE Shareholder and the Principals entered into an Assignment and Assumption Agreement, dated as of April 29, 2016 (the “US Assignment Agreement”), pursuant to which Vactor assigned all of its rights and obligations under the US Purchase Agreement to the US Purchaser; and WHEREAS, pursuant to the US Purchase Agreement and the US Assignment Agreement, US JJE will sell, and the US Purchaser will purchase, substantially all of the assets of US JJE; and WHEREAS, the Parties are entering into this Agreement to provide for certain covenants and agreements relating to the Purchase Agreements. NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the Parties agree as follows:

- 2 - ARTICLE 1 DEFINITIONS For purposes of this Agreement, the following terms shall have the following meanings: “Action” means any action, administrative enforcement, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, or other proceeding commenced, brought, or heard by or before any Governmental Authority. “Affiliate” means as to any Person, any other Person which, directly or indirectly, is controlled by, controls, or is under common control with, such Person. As used in the preceding sentence, “control” shall mean and include, but not necessarily be limited to, (a) the ownership of 10% or more of the voting securities or other voting interest of such Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Aggregate Customer Repurchase Obligations” means the aggregate amount of: (a) Customer Repurchase Obligations (as defined in the Canadian Purchase Agreement); and (b) Customer Repurchase Obligations (as defined in the US Purchase Agreement). “Agreement” has the meaning ascribed thereto in the preamble above. “Applicable CRO Holdback Amount” means, for each applicable measurement date, an amount equal to the product of: (a) 25%; and (b) the sum of the then outstanding: (i) Aggregate Customer Repurchase Obligations; (ii) Claimed Net Customer Repurchase Obligations; and (iii) Payable Net Customer Repurchase Obligations. “ASPE” means Accounting Standards for Private Enterprises. “Auditor’s NWC Determination” has the meaning ascribed thereto in Section 5.3(b). “Business” means the business of selling, renting, leasing and servicing new and used specialty vehicles, construction and maintenance equipment and parts such as sewer and street maintenance equipment, hydro excavation, Department of Transportation and Transport Canada compliant and other industrial vacuum equipment, snow and ice control equipment, refuse and recycling equipment, and indoor recreational ice products, as conducted by the Sellers. “Business Day” means any day other than a Saturday or Sunday or other day on which banks in Toronto, Ontario or Chicago, Illinois are authorized or required to be closed. “Canadian General Indemnification Claims” means: (a) with respect to a Seller Party, any claim for indemnification by a Purchaser Indemnitee arising under Section 11.1(a) of the Canadian Purchase Agreement, other than a claim for indemnification with respect to (i) a breach of the Fundamental Representations (as defined in the Canadian Purchase Agreement), (ii) a breach of the Five-Year Representations (as defined in the Canadian Purchase Agreement) (other than representations and warranties contained in Section 5.21 (Employees and Employee Benefits) of the Canadian Purchase Agreement, which are excluded from the Five-Year Representations for purposes of this definition), (iii) a breach of the Tax Representations (as defined in the Canadian Purchase Agreement), or (iv) fraud or willful misconduct by a Seller Party; and (b) with respect to a Purchaser Party, any claim for indemnification by a Seller Indemnitee arising under Section 11.3(a) of the Canadian Purchase

- 3 - Agreement, other than a claim for indemnification with respect to (i) a breach of the Fundamental Representations or (ii) fraud or willful misconduct by a Purchaser Party. “Canadian JJE” has the meaning ascribed thereto in the preamble above. “Canadian JJE Shareholders” has the meaning ascribed thereto in the preamble above. “Canadian Purchase Agreement” has the meaning ascribed thereto in the recitals above. “Canadian Purchaser” has the meaning ascribed thereto in the preamble above. “Canadian Sellers” has the meaning ascribed thereto in the preamble above. “Claim” means any act, omission or state of facts and any demand, action, investigation, inquiry, suit, proceeding, claim, assessment, judgment or settlement or compromise relating thereto which may give rise to a right of indemnification under a Purchase Agreement. “Claim Notice” means: (a) a Claim Notice (as defined in the Canadian Purchase Agreement); or (b) a Claim Notice (as defined in the US Purchase Agreement). “Claimed Amount” means: (a) the Claimed Amount (as defined in the Canadian Purchase Agreement); or (b) the Claimed Amount (as defined in the US Purchase Agreement). “Claimed Net Customer Repurchase Obligation” means any: (a) Net Customer Repurchase Obligation (as defined in the Canadian Purchase Agreement) that Canadian Purchaser claims to be due and payable to it in a Repurchase Calculation (as defined in the Canadian Purchase Agreement) that has not yet been finalized in accordance with Section 1.8 of the Canadian Purchase Agreement; or (b) Net Customer Repurchase Obligation (as defined in the US Purchase Agreement) that US Purchaser claims to be due and payable to it in a Repurchase Calculation (as defined in the US Purchase Agreement) that has not yet been finalized in accordance with Section 1.7 of the US Purchase Agreement. “Closing Date” means the date hereof. “Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, purchase order, commitment, arrangement or undertaking, written or oral, or other document or instrument to which or by which such Person is a party or otherwise subject or bound or to which or by which any asset, property or right of such Person is subject or bound. “Current Assets” means the current assets of the Business determined in accordance with Exhibit B. “Current Liabilities” means the current liabilities of the Business determined in accordance with Exhibit B. “Deferred Payment Amount” shall have the meaning attributed thereto in the Canadian Purchase Agreement. “Effective Time” means 12:01 a.m. (EST) on the Closing Date. “Estimated Closing Balance Sheet” has the meaning ascribed thereto in Section 5.1.

- 4 - “Estimated Net Working Capital” has the meaning ascribed thereto in Section 5.1. “Example Calculation” has the meaning ascribed thereto in Section 5.1. “Federal Signal” has the meaning ascribed thereto in the preamble above. “Final Calculations” has the meaning ascribed thereto in Section 5.3(a). “Final Closing Balance Sheet” has the meaning ascribed thereto in Section 5.3(a). “Final Net Working Capital” has the meaning ascribed thereto in Section 5.3(c). “Financial Statements” has the meaning ascribed thereto in the Canadian Purchase Agreement. “General Indemnification Claims” means the Canadian General Indemnification Claims and the US General Indemnification Claims. “Governmental Authority” means the government of the United States, Canada or any foreign country or any provincial, state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions. “Independent Auditor” has the meaning ascribed thereto in Section 5.3(b). “Jamie” has the meaning ascribed thereto in the preamble above. “Jeff” has the meaning ascribed thereto in the preamble above. “Joe” has the meaning ascribed thereto in the preamble above. “Law” means any law, statute, code, regulation, ordinance, rule, Order or governmental requirement enacted, promulgated, entered into, agreed, imposed or enforced by any Governmental Authority. “Liabilities” means any obligation or liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes. “Limited Partnership” has the meaning ascribed thereto in the preamble above. “Losses” means any and all loss, Liability, damage, cost, expense, charge, fine, penalty or assessment, suffered or incurred by the Person seeking indemnification, resulting from or arising out of any Claim, including the costs and expenses of any action, suit, proceeding, investigation, inquiry, arbitration award, grievance, demand, assessment, judgment, settlement or compromise relating thereto, but: (i) excluding any contingent Liability until it becomes actual; (ii) reduced by any net Tax benefit actually received by the Person seeking indemnification solely to the extent such benefit is received within two (2) years form the date of Loss; and (iii) reduced by any recovery, settlement or other benefits pursuant to insurance coverage actually received by the Person seeking indemnification to which such indemnification payments apply. “Minority Shareholders” has the meaning ascribed thereto in the preamble above.

- 5 - “Net Working Capital” means the Current Assets minus the Current Liabilities, further adjusted as contemplated by Exhibit B and in particular, having regard to the defined terms set forth in such Exhibit. “NWC Acknowledgement” has the meaning ascribed thereto in Section 5.3(b). “NWC Adjustment Report” has the meaning ascribed thereto in Section 5.3(b). “NWC Comment Period” has the meaning ascribed thereto in Section 5.3(b). “NWC Settlement Date” has the meaning ascribed thereto in Section 5.3(c). “Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by, or settlement agreement with, a Governmental Authority. “Parties” or “Party” means the Purchaser Parties and the Seller Parties. “Payable Net Customer Repurchase Obligation” means any (a) Net Customer Repurchase Obligation (as defined in the Canadian Purchase Agreement) that is due and payable to Canadian Purchaser in accordance with the Canadian Purchase Agreement; or (b) Net Customer Repurchase Obligation (as defined in the US Purchase Agreement) that is due and payable to US Purchaser in accordance with the US Purchase Agreement. “Permits” means all licenses, franchises, permits, operating authorities, provincial operating licenses or registrations and other national or international regulatory licenses and other Governmental Authority authorizations. “Person” means any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, unincorporated entity or organization of any kind, Governmental Authority or other entity of any kind. “Principals” or “Principal” has the meaning ascribed thereto in the preamble above. “Purchase Agreements” means collectively the Canadian Purchase Agreement and the US Purchase Agreement, and “Purchase Agreement” means individually either the Canadian Purchase Agreement or the US Purchase Agreement. “Purchaser Indemnitees” or “Purchaser Indemnitee” means the Purchaser Parties, their Affiliates and each of their respective managers, members, officers, directors, partners, employees and agents. “Purchaser Parties” or “Purchaser Party” means Federal Signal, the Purchasers and Vactor. “Purchasers” or “Purchaser” has the meaning ascribed thereto in the preamble above. “Reverse Earn Out Payment” means $10,000,000 or such lesser amount as is determined to be payable as a Reverse Earn Out Payment in accordance with Exhibit C hereto. “Reverse Earn Out Settlement Date” has the meaning ascribed thereto in Exhibit C hereto.

- 6 - “Seller Indemnitees” or “Seller Indemnitee” means the Seller Parties, their Affiliates and each of their respective managers, members, officers, directors, partners, employees and agents. “Seller Parties” or “Seller Party” means the Sellers, the Canadian JJE Shareholders, the US JJE Shareholder and the Principals. “Sellers” or “Seller” has the meaning ascribed thereto in the preamble above. “Target Net Working Capital” means $88,630,000. “Taxes” means all taxes, surtaxes, duties, levies, imposts, fees, assessments, withholdings, dues and other charges of any nature, including interest and penalties associated therewith, imposed or collected by any Governmental Authority, whether disputed or not, including U.S. federal, Canadian federal, state, provincial, territorial, municipal and local, foreign and other income, franchise, capital, real property, personal property, withholding, payroll, health, transfer, goods and services, harmonized sales, value added sales, use, consumption, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, education, business, school, local improvement, development and occupation taxes, duties, levies, imposts, fees, assessments and withholdings, dues and other charges of any nature and Canada and Quebec pension plan contributions, employment insurance premiums and all other taxes and similar governmental charges of any kind for which a Person may have any Liability imposed by any Governmental Authority and “Tax” has a corresponding meaning. “Third Anniversary Repurchase Calculations” means: (a) the Repurchase Calculation (as defined in the Canadian Purchase Agreement) to be delivered, and finally determined, in accordance with Section 1.8 of the Canadian Purchase Agreement in connection with the third anniversary of the Closing Date; and (b) the Repurchase Calculation (as defined in the US Purchase Agreement) to be delivered, and finally determined, in accordance with Section 1.7 of the US Purchase Agreement in connection with the third anniversary of the Closing Date. “US JJE” has the meaning ascribed thereto in the preamble above. “US JJE Shareholder” has the meaning ascribed thereto in the preamble above. “US General Indemnification Claims” means: (a) with respect to a Seller Party, any claim for indemnification by a Purchaser Indemnitee arising under Section 11.1(a) of the US Purchase Agreement, other than a claim for indemnification with respect to (i) a breach of the Fundamental Representations (as defined in the US Purchase Agreement), (ii) a breach of the Five-Year Representations (as defined in the US Purchase Agreement) (other than representations and warranties contained in Section 5.21 (Employees and Employee Benefits) of the US Purchase Agreement, which are excluded from the Five- Year Representations for purposes of this definition), (iii) a breach of the Tax Representations (as defined in the US Purchase Agreement), or (iv) fraud or willful misconduct by a Seller Party; and (b) with respect to a Purchaser Party, any claim for indemnification by a Seller Indemnitee arising under Section 11.3(a) of the US Purchase Agreement, other than a claim for indemnification with respect to (i) a breach of the Fundamental Representations or (ii) fraud or willful misconduct by a Purchaser Party. “US Purchase Agreement” has the meaning ascribed thereto in the recitals above. “US Purchaser” has the meaning ascribed thereto in the preamble above. “Vactor” has the meaning ascribed thereto in the preamble above.

- 7 - ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES Each Seller Party represents and warrants to the Purchaser Parties as follows: 2.1 Authorization. Such Seller Party (a) has the right and power to enter into, and perform its obligations under this Agreement and each other agreement delivered in connection herewith to which it is a party and (b) has taken all requisite action to authorize (i) the execution, delivery and performance of this Agreement and each such other agreement delivered in connection herewith to which it is a party and (ii) the consummation of the transactions contemplated by this Agreement and each such other agreement delivered in connection herewith to which it is a party. This Agreement has been duly executed and delivered by such Seller Party and is binding upon, and legally enforceable against, such Seller Party in accordance with its terms. 2.2 No Conflict. Neither the execution, delivery and performance of this Agreement or any other agreement delivered in connection herewith by such Seller Party, nor the consummation of the transaction contemplated by this Agreement or any other agreement delivered in connection herewith by such Seller Party, does or will, after the giving of notice, or the lapse of time, or otherwise, (a) conflict with, result in a breach of, or constitute a default under, the incorporation or governing documents, if applicable, of such Seller Party, any Law or Order, or any Permit or Contract, to which such Seller Party is a party or by which such Seller Party is subject or bound; (b) result in the creation of any lien or other adverse interest upon any of the assets of such Seller Party; (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon, or refuse to perform, any Contract to which the such Seller Party is a party; or (d) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any Contract to which such Seller Party is a party. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES Each Purchaser Party represents and warrants to the Seller Parties as follows: 3.1 Authorization. Such Purchaser Party (a) has the right and power to enter into, and perform its obligations under this Agreement and each other agreement delivered in connection herewith to which it is a party and (b) has taken all requisite action to authorize (i) the execution, delivery and performance of this Agreement and each such other agreement delivered in connection herewith to which it is a party and (ii) the consummation of the transactions contemplated by this Agreement and each such other agreement delivered in connection herewith to which it is a party. This Agreement has been duly executed and delivered by such Purchaser Party and is binding upon, and legally enforceable against, such Purchaser Party in accordance with its terms. 3.2 No Conflict. Neither the execution, delivery and performance of this Agreement or any other agreement delivered in connection herewith by such Purchaser Party, nor the consummation of the transaction contemplated by this Agreement or any other agreement delivered in connection herewith by such Purchaser Party, does or will, after the giving of notice, or the lapse of time, or otherwise, (a) conflict with, result in a breach of, or constitute a default under, the incorporation or governing documents of such Purchaser Party, any Law or Order, or any Permit or Contract, to which such Purchaser Party is a party or by which such Purchaser Party is subject or bound; (b) result in the creation of any lien or other adverse interest upon any of the assets of such Purchaser Party; (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon, or refuse to perform, any Contract to which such Purchaser Party is a party; or (d) accelerate or modify, or give any party the right

- 8 - to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any Contract to which such Purchaser Party is a party. ARTICLE 4 GUARANTEES; INDEMNIFICATION LIMITATIONS; AVAILABILITY OF ESCROW; TREATMENT OF INDEMNIFICATION PAYMENTS 4.1 Seller Parties’ Guarantees. (a) US JJE’s Guarantee of Obligations under the Canadian Purchase Agreement. US JJE hereby irrevocably and unconditionally guarantees to the Purchaser Parties the timely and complete performance and payment of all obligations of the Canadian Sellers, the Principals and the Canadian JJE Shareholders under the Canadian Purchase Agreement. (b) Canadian Sellers’ Guarantee of Obligations under the US Purchase Agreement. Each of the Canadian Sellers hereby irrevocably and unconditionally guarantees to the Purchaser Parties the timely and complete performance and payment of all obligations of US JJE, the Principals and the US JJE Shareholder under the US Purchase Agreement. (c) Guarantee of Purchaser Parties’ Obligations. Federal Signal hereby irrevocably and unconditionally guarantees to the Seller Parties the timely and complete performance and payment of all obligations of each of the Purchaser Parties under the Purchase Agreements and this Agreement. 4.2 Limitations on Indemnification Liability. (a) Cap. The Seller Parties’ maximum aggregate liability in respect of all General Indemnification Claims made against any or all of the Seller Parties under the Purchase Agreements shall be $20,000,000 (the “Cap”). The Purchaser Parties’ maximum aggregate liability in respect of all General Indemnification Claims made against any or all of the Purchaser Parties under the Purchase Agreements shall be an amount equal to the Cap. (b) Minority Shareholder Cap. Without derogating from the right of the Seller Parties to rely on the Cap, the maximum aggregate liability of each Minority Shareholder in respect of all General Indemnification Claims made against any or all of the Seller Parties under the Purchase Agreements shall be an amount equal to the Cap multiplied by the percentage equity ownership of such Minority Shareholder set out in Schedule 4.2(b) hereto. (c) Basket. No Seller Party shall have any liability in respect of any General Indemnification Claim against such Seller Party unless and until the sum of all General Indemnification Claims made against the Seller Parties exceeds $750,000 (the “Basket”). No Purchaser Party shall have any liability in respect of any General Indemnification Claim against such Purchaser Party unless and until the sum of all General Indemnification Claims made against the Purchaser Parties exceeds the Basket. In each case, to the extent that the General Indemnification Claims made against the Seller Parties or the Purchaser Parties, as the case may be, exceed the Basket, then the Seller Parties or the Purchaser Parties, as applicable, shall be liable for the full amount of the Losses of all General Indemnification Claims made. (d) Exclusions. For the avoidance of doubt, the limitations set forth in Sections 4.2(a), 4.2(b) and 4.2(c) shall not apply to: (i) any claims for indemnification under the Purchase

- 9 - Agreements other than the General Indemnification Claims; or (ii) any claim for indemnification based upon the fraud or willful misconduct of a Party. (e) Currency Translations. Where a conversion from one currency to another is necessary to determine the applicability of the above provisions of this ARTICLE 4, the exchange rate shall be the spot exchange rate quoted by the Bloomberg Financial Network at 4:00 p.m. central on the relevant day. 4.3 Set-Off. The Seller Parties hereby agree that, subject to the limitations of this Agreement, to the extent that a Purchaser Indemnitee is entitled to the payment by a Seller Party of any Losses pursuant to a Purchase Agreement, the Purchaser Indemnitees may set off the amount of such Losses against the Deferred Payment Amount, the Reverse Earn Out Payment and subject to Section 6.2(c), any portion of the then Applicable CRO Holdback Amount; provided that the amounts of such Losses have been determined by mutual agreement of the Parties, or by final and binding decision of an arbitrator or court of competent jurisdiction, without any further right of appeal. 4.4 Treatment of Indemnification Payments. Any indemnification payments made pursuant to a Purchase Agreement shall be treated for all Tax purposes by the applicable Parties as an adjustment to purchase price for the Purchase Agreement under which the applicable indemnification claim was made. If an indemnification claim is made under more than one Purchase Agreement, then the amount of such adjustment shall be allocated among the applicable Parties for purposes of the applicable Purchase Agreements in accordance with the relative percentages set forth on Exhibit A hereto. ARTICLE 5 NET WORKING CAPITAL 5.1 Estimated Net Working Capital. Not less than three Business Days prior to the Closing Date, the Seller Parties shall provide to the Purchaser Parties (i) an estimated balance sheet of the Business as of the Effective Time (the “Estimated Closing Balance Sheet”), (ii) the Seller Parties’ calculation of the Net Working Capital (the “Estimated Net Working Capital”) based on the Estimated Closing Balance Sheet, and (iii) access to the appropriate personnel of the Seller Parties and all supporting financial statements, worksheets and other documentation used to determine the Estimated Net Working Capital that are reasonably requested by the Purchaser Parties. The Estimated Closing Balance Sheet shall be prepared, and the Estimated Net Working Capital shall be determined, in accordance with (i) ASPE, applied consistently with the Financial Statements and (ii) the methodology set forth or reflected in the example calculation in Exhibit B including applicable accounting policies and procedures (the “Example Calculation”). 5.2 Closing Payment Adjustment. (a) Excess Estimated Net Working Capital. If the Estimated Net Working Capital exceeds the Target Net Working Capital, then the Purchasers shall pay the amount of such excess to the Sellers in accordance with the allocation set forth on Exhibit D hereto, and such amounts shall be subject to further allocation in accordance with the terms of each applicable Purchase Agreement. (b) Estimated Net Working Capital Shortfall. If the Target Net Working Capital exceeds the Estimated Net Working Capital, then the Purchasers shall reduce the amount of the closing payments to be made to the Sellers in accordance with the terms of each Purchase Agreement in accordance with the allocation set forth on Exhibit D hereto, and such amounts shall be subject to further allocation in accordance with the terms of each applicable Purchase Agreement.

- 10 - 5.3 Final Net Working Capital Settlement and Payment. (a) Final Closing Balance Sheet and Final Calculations. Within 90 days after the Closing Date, the Purchaser Parties shall prepare and deliver to the Seller Parties (i) a balance sheet of the Business as of the Effective Time (the “Final Closing Balance Sheet”) and (ii) a calculation of the Net Working Capital as reflected on the Final Closing Balance Sheet (the “Final Calculations”). The Purchaser Parties shall provide reasonable access to the appropriate personnel of the Seller Parties and all supporting financial statements, worksheets and other documentation used to determine the Final Closing Balance Sheet and the Final Calculations. (b) Comment and Adjustment of the Final Closing Balance Sheet and Final Calculations. Within 30 days (the “NWC Comment Period”) after the Final Closing Balance Sheet and the Final Calculations are delivered to the Seller Parties pursuant to Section 5.3(a), the Seller Parties shall deliver to the Purchaser Parties either (i) a written acknowledgement accepting the Final Closing Balance Sheet and the Final Calculations in their entirety (the “NWC Acknowledgement”); or (ii) a written notice (the “NWC Adjustment Report”) containing a detailed written explanation of those items in the Final Closing Balance Sheet and the Final Calculations which the Seller Parties dispute, in which case the items identified by the Seller Parties shall be deemed to be in dispute. If the Seller Parties (i) deliver a NWC Acknowledgement within the NWC Comment Period or (ii) fail to deliver a NWC Acknowledgement or a NWC Adjustment Report to the Purchaser Parties within the NWC Comment Period, the Seller Parties shall be deemed to have accepted and agreed to the Final Closing Balance Sheet and the Final Calculations as delivered pursuant to Section 5.3(a), and such Final Closing Balance Sheet and Final Calculations shall be final and binding upon the Parties and the Net Working Capital contained therein shall be as set forth therein. In the event that the Seller Parties timely deliver a NWC Adjustment Report to the Purchaser Parties, then the Parties will use all commercially reasonable efforts to resolve the disputed matter(s) within the 30-day period following the delivery of the NWC Adjustment Report. If the Parties fail to agree on the Seller Parties’ proposed adjustments contained in the NWC Adjustment Report within 30 days after the Purchaser Parties receive the NWC Adjustment Report, then the Parties shall jointly submit the disputed matter(s) to KPMG LLP or another mutually acceptable nationally recognized independent accounting firm (the “Independent Auditor”). The Parties will furnish, or cause to be furnished, to the Independent Auditor such work papers, documentation and other reports and information relating to the disputed matter(s) as the Independent Auditor may request or as any Party believes relevant and each Party shall be afforded the opportunity to discuss the disputed matter(s) with the Independent Auditor. The Independent Auditor shall make the final determination (the “Auditor’s NWC Determination”) (A) in reliance upon supporting documentation provided to the Independent Auditor by the Parties within 20 Business Days of submission of the disputed matter(s) to the Independent Auditor, (B) in writing, (C) available to the Parties as soon as practicable after the disputed items(s) have been referred to the Independent Auditor, (D) in accordance with Section 5.3(d), and (E) absent manifest error and subject to the following sentence, nonappealable and incontestable by the Parties and each of their respective Affiliates and successors and not subject to collateral attack for any reason. With respect to each disputed amount, the Auditor’s NWC Determination must be an amount equal to the Seller Parties’ position as set forth in the NWC Adjustment Report or the Purchaser Parties’ position as set forth in the Final Closing Balance Sheet or the Final Calculations, as applicable, or an amount between such positions. Any fees and expenses of the Independent Auditor incurred in resolving the disputed matter(s) pursuant to this Section 5.3(b) shall be borne by the Purchaser Parties, on the one hand, and the Seller Parties, on the other hand, in inverse proportion to the respective percentages of the dollar value of disputed items determined in favor of the Purchaser Parties, on the one hand, and the Seller Parties, on the other hand. (c) Final Net Working Capital; NWC Settlement Date. The term “Final Net Working Capital” as used herein shall mean the Net Working Capital of the Business as of the Effective

- 11 - Time as ultimately determined pursuant to this Section 5.3. The date on which the Final Closing Balance Sheet and the Final Calculations are finally determined pursuant to this Section 5.3 shall hereinafter be referred to as the “NWC Settlement Date.” (d) Financial and Accounting Terms. The Final Closing Balance Sheet shall be prepared, and the Final Calculations shall be made, in accordance with (i) ASPE, applied consistently with the Financial Statements, and (ii) the Example Calculation; provided, that to the extent the Example Calculation conflicts with ASPE, applied consistently with the Financial Statements, the Example Calculation shall control. 5.4 Final Net Working Capital Adjustment. (a) Excess Net Working Capital; Right of Offset. If the Final Net Working Capital exceeds the Estimated Net Working Capital, then, within five Business Days of the NWC Settlement Date, the Purchasers shall pay by wire transfer of immediately available funds to such accounts as designated by the Sellers the amount of such excess to the Sellers in accordance with the allocation set forth on Exhibit D hereto, and such amounts shall be subject to further allocation in accordance with the terms of each applicable Purchase Agreement. If, at the time the Purchasers are required to make a payment in accordance with this Section 5.4(a), any Purchaser Indemnitee has provided a Claim Notice, the Purchasers shall be entitled to withhold a portion of such payment in an amount equal to the Claimed Amounts, until such time as the validity and the amount of such claim(s) is determined in accordance with the terms of the applicable Purchase Agreement. (b) Net Working Capital Shortfall. If the Estimated Net Working Capital exceeds the Final Net Working Capital, then, within five Business Days of the NWC Settlement Date, the Seller Parties shall pay by wire transfer of immediately available funds to such accounts as designated by the Purchasers the amount of such excess to the Purchasers in accordance with the allocation set forth on Exhibit D hereto, and such amounts shall be subject to further allocation in accordance with the terms of each applicable Purchase Agreement. ARTICLE 6 REVERSE EARN OUT; DEFERRED PAYMENT 6.1 Reverse Earn Out Payment. Subject to the terms and conditions of this Agreement, including the satisfaction of the conditions set forth on Exhibit C hereto, as additional consideration for the transaction contemplated by the Canadian Purchase Agreement, the Canadian Purchaser shall pay, or cause to be paid, if earned, and the Limited Partnership shall be eligible to receive, payment in cash of the Reverse Earn Out Payment, as calculated and finally determined in accordance with the methodology and procedures set forth on Exhibit C hereto. The Reverse Earn Out Payment, if any, shall be paid to the Limited Partnership within 10 Business Days after the Reverse Earn Out Settlement Date and shall be treated as purchase price for purposes of the Canadian Purchase Agreement. 6.2 Deferred Payment Amount. (a) Initial Payment. Promptly following the final determination of the Third Anniversary Repurchase Calculations, Canadian Purchaser shall pay to the Limited Partnership an amount equal to: (i) the Deferred Payment Amount minus (ii) the Applicable CRO Holdback Amount as of the third anniversary of the Closing Date. (b) Subsequent Payments. Thereafter, on each subsequent anniversary of the Closing Date for which there is an Applicable CRO Holdback Amount, Canadian Purchaser shall pay to the

- 12 - Limited Partnership an amount equal to: (1) the Applicable CRO Holdback Amount for the preceding anniversary minus (2) the Applicable CRO Holdback Amount for the current anniversary. (c) Set-Off; Payment Mechanics. All amounts payable pursuant to this Section 6.2 are subject to set-off as permitted by this Agreement and each Purchase Agreement; provided, however, that the Purchaser Indemnitees may set off or withhold the amount of Losses only with respect to a Payable Net Customer Repurchase Obligation against the then Applicable CRO Holdback Amount. All amounts payable pursuant to this Section 6.2 shall be paid by wire transfer of immediately available funds to such accounts as designated by the Sellers within five Business Days of the date on which the Sellers are entitled to such payment. 6.3 Withholding Right. If, at the time the Purchasers are required to pay any amount in accordance with ARTICLE 6 of this Agreement, any Purchaser Indemnitee has provided a Claim Notice, the Purchasers shall be entitled, subject to Section 6.2(c), to withhold a portion of such payment, in an amount equal to the Claimed Amounts, until such time as the validity and the amount of such claim(s) is determined in accordance with the terms of the applicable Purchase Agreement. ARTICLE 7 TERMINATION 7.1 Termination. This Agreement shall terminate if and only if all Parties mutually agree in writing to terminate it. ARTICLE 8 MISCELLANEOUS 8.1 Entire Agreement. This Agreement together with the Purchase Agreements and all agreements contemplated hereby or thereby contain the entire agreement among the Parties with respect to the transactions contemplated hereunder, and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof, including the letter of intent dated November 17, 2015 among Canadian JJE and Federal Signal, as amended, other than section (h) of such letter of intent which shall survive. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the Party to be bound thereby. 8.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. A copy transmitted via facsimile or e-mail of this Agreement, bearing the signature of any Party shall be deemed to be of the same legal force and effect as an original of this Agreement bearing such signature(s) as originally written of such one or more Parties. 8.3 Assignment, Successors and Assigns. The respective rights and obligations of the Parties shall not be assignable without the prior written consent of the other Parties; provided, however, that a Purchaser Party may assign all or part of its respective rights under this Agreement and delegate all or part of its respective obligations under this Agreement without such written consent to (i) one or more of its Affiliates, in which event all the rights and powers of such Purchaser Party, as the case may be, and remedies available to it under this Agreement shall extend to and be enforceable by each such Affiliate, or (ii) its lenders as security for any obligations arising in connection with the financing of the transactions contemplated by the Purchase Agreements or hereby or for the Business acquired pursuant to the Purchase Agreements provided that: (a) such Purchaser Party provides the Seller Parties at least 10 days’ prior written notice of such an assignment; and (b) such Purchaser Party shall remain joint and severally

- 13 - liable with the assignee for all of the liabilities and obligations of such Purchaser Party hereunder assigned to such assignee notwithstanding the assignment. For the sake of clarity, Federal Signal shall not be permitted to assign its obligations under this Agreement without the prior written consent of the Seller Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. 8.4 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender, (b) words using the singular or plural number shall also include the plural or singular number, respectively, (c) references to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement, (d) all references in this Agreement to Articles, Sections and Exhibits shall mean and refer to Articles, Sections and Exhibits of this Agreement, (e) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations in effect as of the Closing Date, (f) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person), (g) the word “including” means “including without limitation” and (h) references to a specific statute or Act applicable in a Province or territory in Canada or a state or territory in the United States includes a reference to any statute or Act of any other Province, state or territory relating to the same or similar subject matter to which a Party is subject. 8.5 Savings Clause. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof. 8.6 Headings. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement. 8.7 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the Laws of the Province of Ontario and the federal laws of Canada applicable therein, excluding the “conflict of laws” rules thereof. 8.8 Currency. All amounts expressed in this Agreement and all payments required by this Agreement are in Canadian dollars, provided that the financial statements referred to in Exhibit D shall be calculated in US dollars, with payment being made in Canadian dollar equivalent as more particularly described in such Exhibit. 8.9 Survival. All representations and warranties made by any Party in this Agreement shall be deemed made for the purpose of inducing the other Party to enter into this Agreement and shall survive the closing of the transactions contemplated hereby indefinitely. 8.10 Notices. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by facsimile or sent by reputable overnight delivery service and properly addressed as follows:

- 14 - To the Purchaser Parties: Federal Signal Corporation 1415 W. 22nd Street, Suite 1100 Oak Brook, IL 60523 Fax: (630) 954-2030 Attention: President With a copy to: Federal Signal Corporation 1415 W. 22nd Street, Suite 1100 Oak Brook, IL 60523 Fax: (866) 229-3522 Attention: General Counsel DLA Piper (Canada) LLP 1501 McGill College Avenue, Suite 1400 Montreal, Quebec H3A 3M8 Fax: (514) 392-8389 Attention: Marc Philibert Thompson Coburn LLP One US Bank Plaza St. Louis, MO 63116 Fax: (314) 552-7000 Attention: Michele C. Kloeppel To the Seller Parties: c/o Joe Johnson Equipment Inc. 2521 Bowman Street Innisfil, Ontario L9S 3V6 Telephone: (705) 733-7700 Fax: (705) 733-8800 Attention: Joe Johnson With a copy not constituting notice to: Jim Elder Borden Ladner Gervais LLP 40 King Street West Toronto, Ontario M5H 3Y4 Telephone: (416) 367.6188 Fax: (416) 367-6749 Attention: Jim Elder

- 15 - (b) Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the Party sought to be charged with its contents. (c) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 8.10 if delivered personally or courier, shall be effective upon delivery; if sent by facsimile, shall be delivered upon receipt of proof of transmission. 8.11 Submission to Jurisdiction; Venue. The Parties hereby irrevocably submit to the nonexclusive jurisdiction of any court of the Province of Ontario over any dispute arising out of or relating to this agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 8.11. Nothing in this Section 8.11, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by Law. 8.12 No Third-Party Beneficiary. This Agreement is being entered into solely for the benefit of the Parties, Purchaser Indemnitees and Seller Indemnitees, and the Parties do not intend that any employee or any other Person shall be a third-party beneficiary of the covenants by the Parties contained in this Agreement, except as contemplated by this Section 8.12. [Remainder of page intentionally left blank; signature page follows]

SIGNATURE PAGE TO THE JOINT ISSUES AND REVERSE EARN OUT PAYMENT AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. PURCHASER PARTIES FEDERAL SIGNAL CORPORATION By: /s/ Jennifer L. Sherman Name: Jennifer L. Sherman Title: President and Chief Executive Officer FST CANADA INC. By: /s/ Brian S. Cooper Name: Brian S. Cooper Title: Vice President JOE JOHNSON EQUIPMENT LLC By: /s/ Daniel A. DuPré Name: Daniel A. DuPré Title: Vice President VACTOR MANUFACTURING INC. By: /s/ Jennifer L. Sherman Name: Jennifer L. Sherman Title: Vice President

SIGNATURE PAGE TO THE JOINT ISSUES AND REVERSE EARN OUT PAYMENT AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. SELLER PARTIES JOE JOHNSON EQUIPMENT INC. By: /s/ Joe Johnson Name: Joe Johnson Title: President JJE LIMITED PARTNERSHIP By its general partner LogCAN Consulting Inc. By: /s/ Joe Johnson Name: Joe Johnson Title: President JOE JOHNSON EQUIPMENT (USA) INC. By: /s/ Joe Johnson Name: Joe Johnson Title: President 2019185 ONTARIO INC. By: /s/ Joe Johnson Name: Joe Johnson Title: President

SIGNATURE PAGE TO THE JOINT ISSUES AND REVERSE EARN OUT PAYMENT AGREEMENT IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. SELLER PARTIES /s/ Joe Johnson Name: Joe Johnson /s/ Jeff Johnson Name: Jeff Johnson /s/ Jamie Johnson Name: Jamie Johnson /s/ Chen Hui Name: Chen Hui /s/ Jason Hannah Name: Jason Hannah JM JOHNSON FAMILY TRUST — 2009 By: /s/ Joseph M. Johnson Name: Joseph M. Johnson Title: Trustee By: /s/ Erin K. Ray Name: Erin K. Ray Title: Trustee JP JOHNSON FAMILY TRUST — 2009 By: /s/ Jeffrey P. Johnson Name: Jeffrey P. Johnson Title: Trustee By: /s/ Katherine L. Johnson Name: Katherine L. Johnson Title: Trustee JA JOHNSON FAMILY TRUST — 2009 By: /s/ Jamie A. Johnson Name: Jamie A. Johnson Title: Trustee By: /s/ Joseph M. Johnson Name: Joseph M. Johnson Title: Trustee